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Exhibit 99.2

CONTACTS:

Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES THIRD QUARTER RESULTS

        Indianapolis, Indiana—October 30, 2009...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended September 30, 2009.

        Funds from operations ("FFO") for the quarter increased 2.0% to $473.1 million, or $1.38 per share diluted. FFO for the third quarter of 2009 reflects dilution of $0.23 per share as a result of the issuance of 17.25 million shares of common stock by the Company in March and an additional 23 million shares in May of 2009, as well as approximately 10 million shares year-to-date that were issued as common stock dividends. FFO for the third quarter of 2008 was $463.9 million, or $1.61 per share diluted.

        Net income attributable to common stockholders for the quarter ended September 30, 2009 was $105.5 million, or $0.38 per share diluted. Net income for the quarter reflects dilution of $0.08 per share as a result of the 2009 common stock issuances described above. Net income attributable to common stockholders for the quarter ended September 30, 2008 was $112.8 million, or $0.50 per share diluted.

        "I was pleased with our third quarter financial and operational performance, which exceeded the First Call consensus FFO estimate by $0.05 per share," said David Simon, Chairman and Chief Executive Officer. "We are encouraged to see continued improvement in the capital markets and from our retailers. Accordingly, today we are increasing the low-end and maintaining the high-end of our 2009 FFO guidance range, even after the impact of our August $500 million unsecured notes issuance, which was not in our previous guidance."

U.S. Portfolio Statistics(1)

	As of September 30, 2009	As of September 30, 2008
Occupancy
Regional Malls(2)	91.4%	92.5%
Premium Outlet Centers®(3)	97.5%	98.8%
Comparable Sales per Sq. Ft.
Regional Malls(4)	$438	$493
Premium Outlet Centers(3)	$492	$515
Average Rent per Sq. Ft.
Regional Malls(2)	$40.05	$39.26
Premium Outlet Centers(3)	$32.95	$27.12

(1)
Statistics do not include the community/lifestyle center properties or the Mills portfolio of assets.

(2)
For mall stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall stores less than 10,000 square feet.

Dividends

        The Company announced today that the Board of Directors approved the declaration of a quarterly common stock dividend of $0.60 per share, consisting of a combination of cash and shares of the Company's common stock. The Company intends that the cash component of the dividend will not exceed 20% in the aggregate, or $0.12 per share. The dividend is payable on December 18, 2009 to stockholders of record on November 16, 2009.

        In accordance with the provisions of IRS Revenue Procedure 2008-68, stockholders may elect to receive payment of the dividend all in cash or all in common shares. To the extent that more than 20% of cash is elected, the cash portion will be prorated. Stockholders who elect to receive the dividend in cash will receive a cash payment of at least $0.12 per share. Stockholders who do not make an election will receive this dividend 20% in cash and 80% in common stock. The Company reserves the right to pay the dividend entirely in cash.

        The number of shares issued as a result of the dividend will be calculated based on the volume weighted average trading prices of the Company's common stock on December 9, December 10 and December 11, 2009.

        An information letter and election form will be mailed to stockholders of record promptly after November 16, 2009. The properly completed election form to receive cash or common shares must be received by the Company's transfer agent prior to 5:00 p.m. Eastern Time on December 8, 2009. Registered stockholders with questions regarding the dividend election may call BNY Mellon Shareowner Services, the Company's transfer agent, at (800) 454-9768. If your shares are held through a bank, broker or nominee, and you have questions regarding the dividend election please contact such bank, broker or nominee, who will also be responsible for distributing to you the letter and election form and submitting the election form on your behalf.

        Today the Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on November 30, 2009 to stockholders of record on November 16, 2009.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on December 31, 2009 to stockholders of record on December 17, 2009.

Financing Update

        During the third quarter of 2009, the following transactions were completed:

  •
  On July 30th, the Company closed $400 million of mortgage financings for three regional malls.

  •
  On August 11th, the Company's majority-owned partnership subsidiary, Simon Property Group, L.P. ("SPGLP"), issued $500 million aggregate principal amount of 6.75% senior unsecured notes due 2014 in an underwritten public offering. The notes were priced at 105.029% of the principal amount plus accrued interest to yield 5.46% to maturity.

  •
  On August 27th, SPGLP redeemed two issues of preferred units with a total liquidation preference of $40 million. The weighted average rate for the preferreds was 7.95%. The liquidation preference was paid in common units of SPGLP, resulting in the issuance of approximately 645,000 units.

        As of September 30, 2009, the Company had over $4.0 billion of cash on hand, including its share of joint venture cash, and $3.0 billion of available capacity on SPGLP's revolving credit facility.

U.S. New Development and Redevelopment Activity

        On August 6th, the Company opened Cincinnati Premium Outlets in Monroe, north of Cincinnati, Ohio. The 400,000 square-foot center features 100 designer and name-brand outlet stores including Adidas, BCBG Max Azria, Banana Republic, Brooks Brothers, Coach, Cole Haan, J.Crew, Kenneth Cole, Michael Kors, Nike, Polo Ralph Lauren, Saks Fifth Avenue Off 5th and Tommy Hilfiger. This center represents the 51st Premium Outlet Center worldwide. The Company owns 100% of this property.

        The Company continues construction on the following development projects:

  •
  A 600,000 square foot Phase II expansion of The Domain in Austin, Texas. The expansion will include Dillard's, a Village Road Show theater, Dick's Sporting Goods (opened October 16, 2009), 136,000 square feet of small shops and restaurants, and 78,000 square feet of office space. The Company owns 100% of this project, slated for an opening in February of 2010.

  •
  Addition of Nordstrom, Target and 146,000 square feet of small shops at South Shore Plaza in Braintree (Boston), Massachusetts. Nordstrom and the small shops are scheduled to open in March of 2010, with Target scheduled to open in October of 2010. The center is 100% owned by Simon.

International Activity

        Two projects opened in China during the third quarter. Simon owns a 32.5% interest in both properties.

  •
  INCITY Plaza opened on September 25th in the commercial center of Zhengzhou, a city of 7 million people. INCITY Plaza Zhengzhou contains 468,000 square feet of GLA and over 92 international and domestic retailers and restaurants, and is anchored by Wal-Mart.

  •
  INCITY Plaza opened on September 28th in the Commercial District (Singapore Industrial Park) of Suzhou, a city of over 6 million people. INCITY Plaza Suzhou contains 769,000 square feet of GLA and over 130 international and domestic retailers and restaurants, and is anchored by Wal-Mart.

        Construction continues on the following international development projects:

  •
  Argine (Naples, Italy)—a 300,000 square foot shopping center anchored by Auchan which is scheduled to open in March of 2010. Simon owns a 24% interest in this project.

  •
  Catania (Sicily, Italy)—a 642,000 square foot shopping center anchored by Auchan which is scheduled to open in April of 2010. Simon owns a 24% interest in this project.

  •
  Hangzhou (China)—a 312,000 square foot shopping center anchored by Wal-Mart which is scheduled to open in December of 2009. Simon owns a 32.5% interest in this project.

2009 Guidance

        Today the Company increased the low-end of the guidance for 2009 provided on August 4, 2009, estimating that diluted FFO will be within a range of $5.40 to $5.50 per share for the year, and that diluted net income will be within a range of $1.17 to $1.27 per share.

        FFO guidance is as follows:

	For the year ending December 31, 2009
	Low End	High End
August 4, 2009 guidance	$5.35	$5.50
Dilution from August senior notes offering	(0.03)	(0.03)
Increase in guidance	0.08	0.03

October 30, 2009 guidance	$5.40	$5.50

        This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

	For the year ending December 31, 2009
	Low End	High End
Estimated diluted net income available to common stockholders per share	$1.17	$1.27
Depreciation and amortization including our share of joint ventures	4.30	4.30
Impact of additional dilutive securities	(0.07)	(0.07)

Estimated diluted FFO per share	$5.40	$5.50

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Daylight Time (New York time) today, October 30, 2009. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Financial Statements

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investors section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations ("FFO")

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP").

About Simon Property Group

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 387 properties comprising 262 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUE:
Minimum rent	$570,100	$567,938	$1,709,147	$1,684,819
Overage rent	19,806	26,295	45,799	60,782
Tenant reimbursements	268,611	266,616	784,905	776,667
Management fees and other revenues	29,988	33,350	90,694	101,249
Other income	36,427	41,395	116,491	130,322

Total revenue	924,932	935,594	2,747,036	2,753,839
EXPENSES:
Property operating	113,815	127,515	326,798	352,187
Depreciation and amortization	250,151	235,915	758,173	700,575
Real estate taxes	79,854	84,101	251,173	254,071
Repairs and maintenance	19,151	20,392	61,925	75,258
Advertising and promotion	23,226	22,942	61,555	64,054
(Recovery of) provision for credit losses	(745)	4,004	19,336	17,367
Home and regional office costs	26,899	34,322	79,732	108,766
General and administrative	4,509	5,035	13,867	15,432
Impairment charge	—	—	140,478	—
Other	15,895	18,016	52,908	51,964

Total operating expenses	532,755	552,242	1,765,945	1,639,674

OPERATING INCOME	392,177	383,352	981,091	1,114,165
Interest expense	(257,881)	(239,955)	(728,360)	(702,207)
Loss on extinguishment of debt	—	—	—	(20,330)
Income tax benefit (expense) of taxable REIT subsidiaries	238	(972)	2,904	(1,576)
Income from unconsolidated entities	4,655	17,312	15,694	13,060

CONSOLIDATED NET INCOME	139,189	159,737	271,329	403,112
Net income attributable to noncontrolling interests	27,103	35,644	60,177	91,818
Preferred dividends	6,539	11,284	19,597	33,980

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$105,547	$112,809	$191,555	$277,314

Basic Earnings Per Common Share:
Net income attributable to common stockholders	$0.38	$0.50	$0.73	$1.23

Percentage Change	-24.0%		-40.7%
Diluted Earnings Per Common Share:
Net income attributable to common stockholders	$0.38	$0.50	$0.73	$1.23

Percentage Change	-24.0%		-40.7%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	September 30, 2009	December 31, 2008
ASSETS:
Investment properties, at cost	$25,405,801	$25,205,715
Less—accumulated depreciation	6,837,803	6,184,285

	18,567,998	19,021,430
Cash and cash equivalents	3,745,693	773,544
Tenant receivables and accrued revenue, net	352,638	414,856
Investment in unconsolidated entities, at equity	1,507,483	1,663,886
Deferred costs and other assets	1,166,792	1,028,333
Note receivable from related party	636,000	520,700

Total assets	$25,976,604	$23,422,749

LIABILITIES:
Mortgages and other indebtedness	$18,669,121	$18,042,532
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,050,269	1,086,248
Cash distributions and losses in partnerships and joint ventures, at equity	443,081	380,730
Other liabilities and accrued dividends	182,722	155,151

Total liabilities	20,345,193	19,664,661

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	150,261	276,608
Series I 6% convertible perpetual preferred stock, 19,000,000 shares authorized, 7,603,537 and 7,590,264 issued and outstanding, respectively, at liquidation value	380,177	379,513
EQUITY:
Stockholders' equity:
Capital stock (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding, with a liquidation value of $39,847	45,786	46,032
Common stock, $.0001 par value, 400,004,000 shares authorized, 287,424,297 and 235,691,040 issued, respectively	29	24
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	7,391,338	5,410,147
Accumulated deficit	(2,872,685)	(2,491,929)
Accumulated other comprehensive loss	(15,158)	(165,066)
Common stock held in treasury at cost, 4,123,116 and 4,379,396 shares, respectively	(176,885)	(186,210)

Total stockholders' equity	4,372,425	2,612,998
Noncontrolling interests	728,548	488,969

Total equity	5,100,973	3,101,967

Total liabilities and equity	$25,976,604	$23,422,749

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Minimum rent	$488,052	$486,586	$1,445,618	$1,435,067
Overage rent	34,204	26,910	85,141	72,439
Tenant reimbursements	243,201	257,259	719,845	730,597
Other income	37,039	61,862	115,946	145,380

Total revenue	802,496	832,617	2,366,550	2,383,483
Operating Expenses:
Property operating	178,291	177,761	489,616	494,498
Depreciation and amortization	194,727	192,787	580,215	572,256
Real estate taxes	57,262	63,254	190,036	195,627
Repairs and maintenance	26,413	28,582	77,048	89,085
Advertising and promotion	16,005	16,119	44,936	45,241
Provision for credit losses	3,523	6,244	18,910	14,072
Other	43,487	37,640	131,680	123,245

Total operating expenses	519,708	522,387	1,532,441	1,534,024

Operating Income	282,788	310,230	834,109	849,459
Interest expense	(221,166)	(243,569)	(661,586)	(727,279)
Income (loss) from unconsolidated entities	(3,170)	346	(2,383)	(3,783)

Income from Continuing Operations	58,452	67,007	170,140	118,397
Income from discontinued joint venture interests(A)	—	—	—	47

Net Income	$58,452	$67,007	$170,140	$118,444

Third-Party Investors' Share of Net Income	$39,710	$37,846	$112,600	$71,403

Our Share of Net Income	18,742	29,161	57,540	47,041
Amortization of Excess Investment	(14,087)	(11,849)	(41,846)	(33,981)

Income from Unconsolidated Entities, Net	$4,655	$17,312	$15,694	$13,060

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	September 30, 2009	December 31, 2008
Assets:
Investment properties, at cost	$21,803,214	$21,472,490
Less—accumulated depreciation	4,390,644	3,892,956

	17,412,570	17,579,534
Cash and cash equivalents	825,816	805,411
Tenant receivables and accrued revenue, net	374,028	428,322
Investment in unconsolidated entities, at equity	243,347	230,497
Deferred costs and other assets	600,125	594,578

Total assets	$19,455,886	$19,638,342

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,896,737	$16,686,701
Accounts payable, accrued expenses, intangibles and
deferred revenue	926,516	1,070,958
Other liabilities	1,107,457	982,254

Total liabilities	18,930,710	18,739,913
Preferred units	67,450	67,450
Partners' equity	457,726	830,979

Total liabilities and partners' equity	$19,455,886	$19,638,342

Our Share of:
Total assets	$7,994,929	$8,056,873

Partners' equity	$369,166	$533,929
Add: Excess Investment(B)	695,236	749,227

Our net Investment in Joint Ventures	1,064,402	1,283,156

Mortgages and other indebtedness	$6,649,168	$6,632,419

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
Discontinued joint venture interests represent assets and partnership interests that have been sold.

(B)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

SIMON
Reconciliation of Consolidated Net Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Consolidated Net Income(2)(3)(4)(5)	$139,189	$159,737	$271,329	$403,112
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties	247,236	232,524	748,191	690,029
Simon's share of depreciation and amortization from unconsolidated entities	100,027	91,924	287,901	280,039
Net income attributable to noncontrolling interest holders in properties	(2,700)	(2,758)	(8,064)	(7,551)
Noncontrolling interests portion of depreciation and amortization	(2,017)	(1,980)	(6,253)	(6,447)
Preferred distributions and dividends	(8,662)	(15,550)	(30,050)	(47,378)

FFO of the Operating Partnership	$473,073	$463,897	$1,263,054	$1,311,804

Per Share Reconciliation:
Diluted net income attributable to common stockholders per share	$0.38	$0.50	$0.73	$1.23
Adjustments to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of noncontrolling interests portion of depreciation and amortization	1.02	1.14	3.24	3.42
Impact of additional dilutive securities for FFO per share	(0.02)	(0.03)	(0.05)	(0.09)

Diluted FFO per share	$1.38	$1.61	$3.92	$4.56

Details for per share calculations:
FFO of the Operating Partnership	$473,073	$463,897	$1,263,054	$1,311,804
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	6,857	11,722	20,612	35,837

Diluted FFO of the Operating Partnership	479,930	475,619	1,283,666	1,347,641
Diluted FFO allocable to unitholders	(79,349)	(91,791)	(223,818)	(261,819)

Diluted FFO allocable to common stockholders	$400,581	$383,828	$1,059,848	$1,085,822

Basic weighted average shares outstanding	281,430	225,356	261,355	224,601
Adjustments for dilution calculation:
Effect of stock options	337	569	291	593
Effect of contingently issuable shares from stock dividends	707	—	1,261	—
Impact of Series C preferred unit conversion	40	75	61	76
Impact of Series I preferred unit conversion	1,269	1,302	1,253	1,624
Impact of Series I preferred stock conversion	6,394	11,161	6,287	11,147

Diluted weighted average shares outstanding	290,177	238,463	270,508	238,041
Weighted average limited partnership units outstanding	57,480	57,028	57,126	57,398

Diluted weighted average shares and units outstanding	347,657	295,491	327,634	295,439

Basic FFO per share	$1.40	$1.64	$3.97	$4.65
Percent Change	-14.6%		-14.6%
Diluted FFO per share	$1.38	$1.61	$3.92	$4.56
Percent Change	-14.3%		-14.0%

SIMON
Footnotes to Reconciliation of Consolidated Net Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

  The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales. There were no gains for the three months ended September 30, 2009, $1.6 million for the three months ended September 30, 2008, and $2.2 million and $9.2 million for the nine months ended September 30, 2009 and 2008, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $7.8 million and $9.5 million for the three months ended September 30, 2009 and 2008, respectively, and $25.3 million and $31.0 million for the nine months ended September 30, 2009 and 2008, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $5.7 million and $9.1 million for the three months ended September 30, 2009 and 2008, respectively, and $19.0 million and $36.5 million for the nine months ended September 30, 2009 and 2008, respectively.

(5)
Includes the Company's share of debt premium amortization of $3.5 million and $4.5 million for the three months ended September 30, 2009 and 2008, respectively, and $10.8 million and $14.7 million for the nine months ended September 30, 2009 and 2008, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

QuickLinks

  Exhibit 99.2
SIMON PROPERTY GROUP ANNOUNCES THIRD QUARTER RESULTS